UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2012

USG Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8864	36-3329400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street, Chicago, Illinois 60661-3676

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (312) 436-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Entry into a Material Definitive Agreement

Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2012, the Registrant’s indirect, wholly-owned subsidiary, CGC Inc., or CGC, entered into an Amendment to Credit Agreement, or Amendment, that amended its Credit Agreement, dated June 30, 2009, with The Toronto-Dominion Bank. The Amendment included an increase to the aggregate principal amount available under the Credit Agreement from Canadian $30 million to Canadian $40 million and extended the term of the agreement. As amended, the Credit Agreement matures on June 30, 2015, unless terminated earlier in accordance with its terms, including if by March 31, 2014 our 9.75% senior notes due in 2014 are not repaid, their payment is not provided for or their maturity has not been extended until at least 2016 unless we then have liquidity of at least $500 million.

The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is incorporated herein by reference.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Current Report on Form 8-K relating to the Amendment is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1 –	Amendment to Credit Agreement, dated as of February 1, 2012, between CGC Inc. and The Toronto-Dominion Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION Registrant

Date: February 3, 2012	By:	/s/ Richard H. Fleming
Richard H. Fleming,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Amendment to Credit Agreement, dated as of February 1, 2012, between CGC Inc. and The Toronto-Dominion Bank